Exhibit 10.9

MODIFICATION OF REVOLVING LINE OF CREDIT LOAN AGREEMENT

This Modification is made as of May 20, 2010, by and between Michael Reger ("Lender") and GelTech Solutions, Inc., a Delaware corporation ("Borrower").

R E C I T A L S:

A. Borrower and Lender are parties to a Revolving Line of Credit Loan Agreement dated May 29, 2009 (the "Loan Agreement"), which set forth the terms and conditions upon which Lender would make a revolving loan available to Borrower.

B. Borrower has requested that Lender renew the revolving loan and Lender is willing to do so on the terms set forth herein.

NOW, THEREFORE, for valuable consideration the parties agree as follows:

1. The recitals set forth in paragraphs A through B above are true and correct.

2. Section 1.5 of the Loan Agreement is deleted and the following is substituted in lieu thereof.

"1.5  The term "Note" shall mean the Renewal Revolving Promissory Note date May 20, 2010, in the principal amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) executed by Borrower and delivered to Lender."

3. Borrower restates and reaffirms the representations and warranties set forth in Section 3 of the Loan Agreement and confirms that they are true and correct as of the date of this Modification.

4. The Loan Agreement shall remain in full force and effect and shall be unmodified except as specifically set forth herein.

GelTech Solutions, Inc.

By:	/s/ Michael Cordani	/s/ Michael Reger
Name:	Michael Cordani	Michael Reger
Title:	Chief Executive Officer